Exhibit 24.1

International Business Machines Corporation
New Orchard Road
Armonk, NY 10504

      December 19, 2014

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

I hereby authorize each of the following individuals, whose
signatures appear below, as well as each of the International
Business Machines Corporation (IBM) employees holding the titles of Secretary; Assistant Secretary; Vice President of Compensation;
Director of Executive Compensation; and Manager Executive
Compensation Operations; and any employee of IBM designated in writing by the Secretary of IBM, to sign and file on my behalf as an Executive Officer of IBM any Securities and Exchange Commission
forms or documents in connection with any transactions by me in
IBM securities, including without limitation Form 3, Form 4, and
Form 5 under the Securities Exchange Act of 1934 and Form 144 under the Securities Act of 1933.  The specimen signatures provided below may be signed on separate documents, and such documents taken together shall constitute a single document.

E. Barth  _________/s/ E. Barth_____________________

D. Cummins  _________/s/ D. Cummins___________________

C. A. Hall  _________/s/ C. A. Hall___________________

G. A. Kuehnel  _________/s/ G. A. Kuehnel________________

L. M. Lalli  _________/s/ L. M. Lalli__________________

S. Lunin  _________/s/ S. Lunin_____________________

L. Mallardi  _________/s/ L. Mallardi__________________

C. M. Montgomery _________/s/ C. M. Montgomery_____________

This authorization shall remain in effect for as long as I remain an executive officer of IBM.

     Very truly yours,

     /s/ Michelle H. Browdy

     Michelle H. Browdy